ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 81/2" x 11" blank sheet containing the required information for each additional entity.

AE Biofuels, Inc.
Name of merging entity

Nevada
Jurisdiction

corporation
Entity type *

Name of merging entity

Nevada
Jurisdiction

corporation
Entity type *

Name of merging entity

Nevada
Jurisdiction

corporation
Entity type *

Name of merging entity

Nevada
Jurisdiction

corporation
Entity type *

and,

AE Biofuels, Inc.
Name of surviving entity

Nevada
Jurisdiction

corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.